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                                                                  Exhibit 4.7


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement"), entered into this _____ day of _____, 1999 is made by and among (i) MGC Communications, Inc., a Nevada corporation (the "Company") and (ii) each person listed on Exhibit A hereto (collectively, the "Investors").

      WHEREAS, pursuant to the Securities Purchase Agreement dated as of April 5, 1999 (the "Series B Purchase Agreement"), among the Company and the Investors, the Company issued on May 4, 1999 to the Investors 5,277,779 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"); and

      WHEREAS, as a condition to the Investors' consummation of the transactions contemplated by the Series B Purchase Agreement, the Company agreed to provide the Investors with registration rights with respect to the shares of Common Stock, par value $.001 per share (the "Common Stock") issuable upon conversion of the Series B Preferred Stock, pursuant to the Series B Preferred Stock Registration Rights Agreement dated as of May 4, 1999 between the Company and the Investors (the "Original Agreement");

      WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof among the Company and certain of the Investors (the "Series C Purchase Agreement"), the Company shall issue on the date hereof to such Investors (the "Series C Investors") 1,250,000 shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"); and

      WHEREAS, as a condition to the Series C Investors' consummation of the transactions contemplated by the Series C Purchase Agreement, the Company and the Investors have agreed to amend and restate the Original Agreement and provide the Series C Investors registration rights with respect to the Common Stock issuable upon conversion of the Series C Preferred Stock; and

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the parties hereto, each intending to be legally bound hereby, agree that the Original Agreement shall be amended and restated to read in its entirety as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      SECTION 1.1 Definitions.


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      As used herein, the following terms shall have the respective meanings set forth below:

      "Common Stock" means the Company's Common Stock, par value $.001 per share.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holders" means the Investors, for so long as the Investors own any Series B Preferred Stock or Series C Preferred Stock or any Registrable Securities, and their successors, assigns and direct and indirect transferees who become registered owners of Series B Preferred Stock or Series C Preferred Stock or Registrable Securities.

      "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "Registrable Securities" means (i) any Common Stock issued or issuable from the Company to the Investors, whether directly or by conversion of securities convertible into Common Stock, and (ii) any other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, conversion, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering them, or (y) sold to the public pursuant to Rule 144 or a similar provision under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II.

                               REGISTRATION RIGHTS

      SECTION 2.1 Demand Registrations.

      (a) Requests for Registration. Any Holder or number of Holders at any time after the date hereof may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1, or any similar long-form registration ("Long-Form Registration"), or, if available, at the Company's option, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registration"); provided that the aggregate offer price of all such Registrable Securities being registered is at least $1,000,000. Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered, and the proposed underwriter. Within ten days after receipt of any such request, the Company will give written


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notice of such requested registration to all other holders (if any) of
Registrable Securities and, subject to Section 2.1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this
Section 2.1 are referred to herein as "Demand Registrations."

      (b)   Long-Form Registrations. The Holders will be entitled to request two
(2) Long-Form Registrations in which the Company will pay all Registration Expenses; provided that Holders other than Providence Equity Partners III L.P. and Providence Equity Operating Partners III L.P. will be entitled to request no more than one (1) of such Long-Form Registrations. A registration will not count as one of such two (2) Long-Form Registrations until it has become effective or the demanding Holders withdraw their request (unless such withdrawal is due to a material adverse change in the business, operations, prospects or condition (financial or otherwise) of the Company since the date of such demand). The Company will pay all Registration Expenses in connection with any initiated registration whether or not it has become effective unless the respective Holders withdraw their request (unless such withdrawal is pursuant to the provisions of Section 2.1(e) hereunder or due to a material adverse change in the business, operations, prospects or condition (financial or otherwise) of the Company since the date of such demand).

      (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.1(b), the Holders will be entitled to request unlimited Short-Form Registrations, provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $1,000,000 and that the Holders may only request two (2) Short-Form Registrations in any 12-month period. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Company will pay all Registration Expenses with respect to Short-Form Registrations. The rights of a holder of Registrable Securities under this Section 2.1(c) shall expire at such time as the Registrable Securities of such holder are transferable without restriction as to volume under Rule 144 under the Securities Act.

      (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering (the "Offering Quantity"), the Company will include in such registration securities in the following priority:

            (i) first, before including any securities which are not Registrable Securities held by the Holders, the Company will include all of the Registrable Securities requested to be included by such Holders, and if the number of Registrable Securities requested to be included exceeds the Offering Quantity, then the Company shall include only each such requesting Holder's pro rata share of the Offering Quantity, based on the amount of Registrable Securities held by such


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      Holder (provided that any Registrable Securities thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner); and

            (ii) second, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration any other securities requested to be included in the offering.

Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as set forth in Section 2.5 hereof unless the Company has agreed to bear such expense.

      (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration. The Company may postpone upon one occasion in any 365 day period for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines in its good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets or shares of unrelated companies (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction. In such event, the holders of a majority of Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration.

      (f) Selection of Underwriters. The holders of a majority of the Registrable Securities initiating any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

      (g) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which contains terms or conditions more favorable than the terms or conditions contained in this Agreement, without the prior written consent of the Holders of a majority of the Registrable Securities.

      SECTION 2.2 Piggyback Registrations.

      (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such


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registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. The rights of a holder of Registrable Securities under this Section 2.2 shall expire at such time as the Registrable Securities of such holder are transferable without restriction as to volume under Rule 144 under the Securities Act.

      (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

      (c) Priority on Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or an underwritten offering undertaken by the Company pursuant to a demand registration exercised by a Person other than the Investors (a "Demanding Party"), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering (the "Company Offering Quantity"), the Company will include in such registration securities in the following priority:

            (i) first, the securities the Company proposes to sell and the securities requested to be included by the Demanding Party in accordance with any agreement between the Company and the Demanding Party; and

            (ii) second, the Company will include all Registrable Securities requested to be included by any holders thereof and all other holders of registrable securities, and if the number of such holders' securities requested to be included exceeds the balance of the Company Offering Quantity, then the Company shall include only each such requesting holder's pro rata share of such balance of the Company Offering Quantity, based on the amount of securities held by such holder.

      (d) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 2.1 or pursuant to this Section 2.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration statement.

      SECTION 2.3 Holdback Agreements.

      (a) To the extent not inconsistent with applicable law, each Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities that such Investor owns prior to the effective date of any underwritten


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registration, during the seven days prior to and the 120-day period beginning on the effective date of any underwritten registration, unless the underwriters managing the registered public offering otherwise agree; provided that such restrictions shall not be more restrictive in duration or scope than restrictions imposed on (i) any Person which has been granted registration rights by the Company, (ii) any officer or director of the Company or (iii) any 5% holder of securities of the Company that is a party to the underwriting agreement with the underwriters managing such offering.

      (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 120-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or pursuant to a stock option plan adopted by the Company or upon the exercise of warrants outstanding as of the date of this Agreement unless such holder is a party to this Agreement) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

      SECTION 2.4 Registration Procedures. Whenever Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

      (a) prepare and within 60 days (or 45 days with respect to any Short-Form Registration) after the end of the period within which requests for registration may be given to the Company file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

      (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 180 days (subject to extension pursuant to Section 2.7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or
(ii) such shorter period as will terminate


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when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities
Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

      (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

      (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

      (e) notify each seller of such Registrable Securities, and the Managing Underwriters, if any, promptly (1)(A) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (3) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a prospectus or the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

      (f) use its best efforts to cause all such Registrable Securities to be listed on each


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securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

      (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

      (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

      (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, any accountant or other agent retained by any such seller or underwriter and one firm of attorneys representing the holders of Registrable Securities, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

      (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

      (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

      (l) use its best efforts to obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

      (m) use its best efforts to provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by


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legal opinions of such nature.

      (n) in connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or such Holders may request at least two business days prior to any sale of Registrable Securities;

      (o) make available for inspection by a representative of any underwriter participating in any such disposition of Registrable Securities, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, corporate documents and properties of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement;

      (p) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

      (q) if requested by the selling Holders or the managing underwriters, if any, (x) promptly incorporate in a prospectus supplement or post-effective amendment such information as the selling Holders or the managing underwriters, if any, reasonably believe is required to be included therein, and (y) make all required filings of such prospectus supplement or such post-effective amendment under the Act as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

      SECTION 2.5 Registration Expenses.

      (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public


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accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

      (b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Holders covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initiating such registration.

      SECTION 2.6 Indemnification.

      (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder and each Person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any such party or any controlling Person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

      (b) In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or


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prospectus and, to the extent permitted by law each such Holder, severally, for itself only, will indemnify and hold harmless the Company and each other Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any such party or any controlling Person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon (i) the purchase or sale of Registrable Securities during any period beginning upon a Changing Event (as defined in Section 2.4(e)) and ending on a Correction Event (as defined in Section 2.4(e)), provided such Holder received proper written notice of such Changing Event pursuant to Section 2.4(e), (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statement therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

      (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Such indemnifying party shall not, however, enter into any settlement with a party without obtaining an unconditional release of each indemnified party by such party with respect to any and all claims against each indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or controlling Person of such indemnified party or any of the respective officers, directors, partners, employees, representatives and agents of any such party or any controlling Person, and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

      SECTION 2.7 Participation in Underwritten Registrations.

      (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any overallotment or "green shoe" option requested by the managing underwriter(s), provided that no Investor will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of a Changing Event (as defined in Section 2.4(e)), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.4(e). In the event the Company shall give any such notice of a Changing Event, the applicable time period mentioned in Section 2.4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(e).

      SECTION 2.8 Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will use commercially reasonable best efforts to take such further action as any Holder may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

      SECTION 2.9 Adjustment Affecting Registrable Securities. Except as otherwise provided herein, the Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration.

                                  ARTICLE III.

                                  MISCELLANEOUS

      SECTION 3.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by Holders holding a majority of the Registrable Securities, and upon receipt of such written approval, such modification, amendment or waiver shall be binding upon all parties to this Agreement.

      SECTION 3.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of such provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      SECTION 3.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      SECTION 3.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives and any subsequent holders of Registrable Securities and the respective successors and assigns of each of them, so long as they hold Registrable Securities; provided, that (i) a Person acquiring Registrable Securities in a public market transaction (including a sale to such Person in the Nasdaq Stock Market) shall not be considered a successor or assignee of the seller of such Registrable Securities as a result thereof, and (ii) the Investors shall give prompt written notice to the Company of the name and address of their respective successors and assigns.

      SECTION 3.5 Counterparts; Fax Signatures. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures sent by telecopy shall be deemed to constitute original signatures.

      SECTION 3.6 Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the parties hereto shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

      SECTION 3.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or received by certified mail, return receipt requested, confirmed telecopy or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the parties at the addresses set forth in the Series B Purchase Agreement, or to any party (including any new party) at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      SECTION 3.8 Governing Law. The General Corporation Law of the State of Nevada will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Rhode Island or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Rhode Island.

      SECTION 3.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               [THE REST OF THE PAGE IS LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the parties, by their respective officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date hereof.

                                 MGC COMMUNICATIONS, INC.

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 PROVIDENCE EQUITY PARTNERS III L.P.
                                 By: Providence Equity Partners III L.L.C., its
                                     general partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 PROVIDENCE EQUITY OPERATING PARTNERS III L.P.
                                 By: Providence Equity Partners III L.L.C., its
                                     general partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 J K & B CAPITAL III L.P.
                                 By: JK&B Capital, LLC, its general partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 JK&B CAPITAL, L.P.
                                 By:                      , its general partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 JK&B CAPITAL II, L.P.
                                 By:                      , its general partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 JK&B CAPITAL III QIP, L.P.
                                 By:                      , its general partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 WIND POINT PARTNERS III, L.P.
                                 By: Wind Point Investors L.L.C., its general
                                     partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                 WIND POINT EXECUTIVE ADVISER PARTNERS III, L.P.
                                 By: Wind Point Investors L.L.C., its general
                                     partner

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                    INVESTORS

----------------------------------------------------------------------------------------------------------------
                                                  Number of Shares of                  Number of Shares of
                                               Series B Preferred Stock              Series C Preferred Stock
                Name                             held by such Investor                held by such Investor
----------------------------------------------------------------------------------------------------------------
1.    Providence Equity                                4,135,875                             886,259
         Partners III L.P.
      Suite 900, Fleet Center
      50 Kennedy Plaza
      Providence, RI  02903

2.    Providence Equity Operating                       30,792                                6,598
         Partners III L.P.
      Suite 900, Fleet Center
      50 Kennedy Plaza
      Providence, RI  02903

3.    JK&B Capital III L.P.                             555,556                              225,000
      205 N. Michigan Avenue
      Suite 808
      Chicago, IL  60601

4.    JK&B Capital, L.P.                                  -0-                                 59,524
      205 N. Michigan Avenue
      Suite 808
      Chicago, IL  60601

5.    JK&B Capital II, L.P.                               -0-                                 29,762
      205 N. Michigan Avenue
      Suite 808
      Chicago, IL  60601

6.    JK&B Capital III QIP, L.P.                          -0-                                 42,857
      205 N. Michigan Avenue
      Suite 808
      Chicago, IL  60601

7.    Wind Point Partners III, L.P.                     550,513                                 __
      One Towne Square
      Suite 780
      Southfield, MI 48076

8.    Wind Point Executive                               5,043                                  __
      Advisor Partners III, L.P.
      One Towne Square
      Suite 780
      Southfield, MI 48076
----------------------------------------------------------------------------------------------------------------